UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 5, 2018

HarborOne Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	001-37778	81-1607465
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number

770 Oak Street, Brockton, Massachusetts 02301

(Address of principal executive offices)

(508) 895-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01                                Completion of Acquisition or Disposition of Assets

On October 5, 2018, HarborOne Bancorp, Inc. (“HarborOne”) completed its previously announced acquisition of Coastway Bancorp, Inc. (“Coastway”) through a two-step merger involving a wholly owned subsidiary of HarborOne, Massachusetts Acquisitions, LLC (“Merger Sub”), with HarborOne as the surviving corporation (the “Merger”) pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of March 14, 2018 (the “Merger Agreement”), among HarborOne, Merger Sub, and Coastway. Additionally, Coastway Community Bank, a wholly owned subsidiary of Coastway, merged with and into HarborOne Bank, a wholly owned subsidiary of HarborOne, with HarborOne Bank continuing as the surviving bank.

Pursuant to the Merger Agreement, each share of Coastway common stock outstanding at the effective time of the Merger was converted into the right to receive $28.25 in cash.

This description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to HarborOne’s Current Report Form 8-K filed with the Securities and Exchange Commission on March 14, 2018, and is incorporated herein by reference.

A copy of the press release announcing the completion of the Merger is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits

(d)      Exhibits

Number	Description

99.1	Press Release dated October 5, 2018

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

HARBORONE BANCORP, INC.

	By:	/s/ Joseph F. Casey
	Name:	Joseph F. Casey
	Title:	President and Chief Operating Officer

Date: October 5, 2018

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